UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

May 12, 2017
Date of Report (Date of earliest event reported)

OHIO VALLEY BANC CORP.
(Exact name of registrant as specified in its charter)

Ohio
(State or other jurisdiction of incorporation)

0-20914	31-1359191
(Commission File Number)	(IRS Employer Identification No.)

420 Third Avenue, Gallipolis, Ohio	45631
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (740) 446-2631

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Registrant held its annual meeting of shareholders (the "Annual Meeting") on May 10, 2017 in Gallipolis, Ohio.  At the Annual Meeting, the shareholders voted on four proposals.  The proposals are described in detail in the Proxy Statement.

Proposal 1
Registrant's shareholders elected four individuals to the Board of Directors for a term expiring in 2019, as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Kimberly A. Canady	3,187,084	95,069	625,350
John G. Jones	3,105,261	176,892	625,350
Brent A. Saunders	3,012,214	269,939	625,350
David W. Thomas	3,239,790	42,363	625,350

Proposal 2
Registrant's shareholders approved, in a non-binding vote, the compensation of the Registrant's named executive officers, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,993,364	71,159	217,629	625,351

Proposal 3
Registrant's shareholders recommended, in a non-binding vote, the frequency of shareholder votes on the Registrant's named executive officer compensation, as set forth below:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
2,720,947	151,416	142,510	263,636	628,994

Proposal 4
Registrant's shareholders ratified the selection of Crowe Horwath LLP as the Registrant's independent registered public accounting firm for fiscal year ending December 31, 2017, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,837,273	4,946	65,284	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OHIO VALLEY BANC CORP.

Date:	May 12, 2017	By:	/s/Thomas E. Wiseman
		Name:	Thomas E. Wiseman
		Title:	President and Chief Executive Officer